Exhibit 99.2

FNBH Bancorp, Inc.
Consolidated Balance Sheets (Unaudited)

	June 30	December 31
Assets	2008	2007
Cash and due from banks	$9,592,219	$13,400,674
Short term investments	30,362,880	16,509,953
Total cash and cash equivalents	39,955,099	29,910,627

Certificates of deposit	4,613,000	4,025,000
Investment securities held to maturity, net (fair value
of $15,568,938 at June 30, 2008 and $15,600,812 at December 31, 2007)	15,557,020	15,394,165
Agency securities available for sale, at fair value	9,600,696	14,005,338
Mortgage-backed/CMO securities available for sale, at fair value	8,674,336	8,237,772
Preferred stock available for sale, at fair value	1,930,305	-
FHLBI and FRB stock, at cost	994,950	994,950
Total investment securities	36,757,307	38,632,225

Loans held for investment:
Commericial	294,367,742	301,027,391
Consumer	21,570,178	21,887,904
Real estate mortgage	22,915,300	24,960,574
Total loans held for investment	338,853,220	347,875,869
Less allowance for loan losses	(15,623,076)	(10,314,161)
Net loans held for investment	323,230,144	337,561,708
Premises and equipment, net	8,872,575	9,138,784
Other real estate owned, held for sale	1,973,743	1,523,079
Accrued interest and other assets	9,511,574	12,103,045
Total assets	$424,913,442	$432,894,468

Liabilities and Stockholders' Equity
Liabilities
Deposits:
Demand (non-interest bearing)	$59,700,087	$56,505,803
NOW	32,424,058	35,027,009
Savings and money markets	111,456,968	121,641,368
Time deposits	158,811,964	159,357,927
Brokered certificates of deposit	13,942,494	7,046,389
Total deposits	376,335,571	379,578,496
Other borrowings	9,242,277	9,152,190
Accrued interest, taxes, and other liabilities	3,357,738	3,536,600
Total liabilities	388,935,586	392,267,286
Stockholders' Equity
Common stock, no par value. Authorized 4,200,000 shares;
3,059,801 shares issued and outstanding at June 30, 2008
and 3,045,153 shares issued and outstanding at December 31, 2007	6,284,950	6,141,835
Retained earnings	29,013,613	33,545,396
Deferred directors' compensation	878,933	859,609
Accumulated other comprehensive income (loss), net	(199,640)	80,342
Total stockholders' equity	35,977,856	40,627,182
Total liabilities and stockholders' equity	$424,913,442	$432,894,468

FNBH Bancorp, Inc.
Consolidated Statements of Income (Unaudited)

	Three months ended June 30		Six months ended June 30
	2008	2007	2008	2007
Interest and dividend income:
Interest and fees on loans	$5,628,088	$7,312,636	$11,647,272	$14,561,641
Interest and dividend on investment securities:
U.S. Treasury, agency securities and CMO's	268,465	312,876	550,203	659,055
Obligations of states and political subdivisions	165,649	171,329	331,056	349,606
Preferred Stock	42,023	-	58,877	-
Other securities	13,738	11,877	25,120	24,293
Interest on certificates of deposit	55,433	45,195	110,031	93,369
Interest on short term investments	71,169	8,262	217,753	51,710
Total interest and dividend income	6,244,565	7,862,175	12,940,312	15,739,674

Interest expense:
Interest on deposits	1,904,954	2,952,852	4,408,829	5,882,333
Interest on other borrowings	109,436	141,084	217,297	260,707
Total interest expense	2,014,390	3,093,936	4,626,126	6,143,040

Net interest income	4,230,175	4,768,239	8,314,186	9,596,634
Provision for loan losses	8,211,000	6,534,666	8,899,900	7,473,666
Net interest income (loss) after provision for loan losses	(3,980,825)	(1,766,427)	(585,714)	2,122,968

Noninterest income:
Service charges and other fee income	721,613	816,295	1,447,672	1,640,672
Trust income	95,850	100,780	196,197	194,249
Gain on sale of mortgage loans	-	4,587	-	23,793
Loss on available for sale securities	-	(553,407)	-	(553,407)
Other	3,225	774	30,737	2,058
Total noninterest income	820,688	369,029	1,674,606	1,307,365

Noninterest expense:
Salaries and employee benefits	1,899,627	1,649,548	3,620,753	3,528,109
Net occupancy expense	265,628	280,372	622,178	583,724
Equipment expense	138,129	133,453	255,388	241,333
Professional and service fees	631,271	553,160	1,138,550	1,063,749
Computer service fees	129,569	162,977	259,106	288,285
Printing and supplies	53,457	131,045	159,425	183,216
Director fees	68,389	80,597	126,672	180,111
Advertising	58,259	73,693	114,261	145,621
Other	712,158	505,007	1,135,690	814,622
Total noninterest expense	3,956,487	3,569,852	7,432,023	7,028,770

Loss before federal income taxes	(7,116,624)	(4,967,250)	(6,343,131)	(3,598,437)

Federal income tax credit	(2,493,150)	(1,754,376)	(2,299,528)	(1,364,687)
Net loss	$(4,623,474)	$(3,212,874)	$(4,043,603)	$(2,233,750)

Per share statistics:
Basic EPS	$(1.50)	$ (1.05)	$ (1.31)	$(0.73)
Diluted EPS	$(1.50)	$ (1.05)	$ (1.31)	$(0.73)
Dividends	$0.08	$ 0.21	$0.16	$ 0.42
Basic average shares outstanding	3,080,377	3,068,991	3,078,217	3,076,862
Diluted average shares outstanding	3,080,377	3,068,991	3,078,217	3,076,862